Exhibit 16.1

April 23, 2015

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 – 7561

Ladies and Gentlemen

Re: Content Checked Holdings, Inc. (formerly Vesta International, Inc.)

Commission File No. 333-190656

We have read the statements that we understand Content Checked Holdings, Inc. (formerly Vesta International, Inc.) will include under Item 4.01 of the Form 8-K report dated April 23, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC